UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

BRAZE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was sent by Patrick Stokes, President, Applications & Marketing, Salesforce, Inc., to employees of Braze, Inc. on October 21, 2026:

From: Patrick Stokes, President, Applications & Marketing, Salesforce
To: All Braze Employees
CC: Bill Magnuson

Hi everyone,

While I can't officially welcome you until the deal closes, I wanted to reach out to you directly to introduce myself and share why I’m so excited about what lies ahead. I'm Patrick! I've been at Salesforce for 15 years and I run our apps and industries products. I came in through an acquisition too. In fact, the company I came from, Buddy Media, was another startup in NYC. When we joined Salesforce, we were called a "Marketing Cloud," which was funny because we only did social media management. So soon after we went out and bought Exact Target too. And since then, I've seen and participated in almost every acquisition over the last 15 years. So I've seen some things. 🤣

We're all really excited about Braze joining the Salesforce family. Every interaction is an opportunity to wow your customers. Most of that wow comes from two things: knowing your customer and responding at just the right moment. But delivering that at scale can be really hard when you’re engaging hundreds of millions of customers across apps, web, email, messaging, and more. Braze was built for that challenge.

Following close, we expect Braze’s real-time engagement and AI decisioning capabilities to complement all four layers of Salesforce’s architecture. Put that together and we can help brands turn a fuller picture of each consumer into individualized experiences optimized in real time, at massive scale.

I also want to be candid: an acquisition is a process, and we won't have every answer on day one. That's normal. We're committed to being transparent, to moving thoughtfully, and to keeping you informed at each step. But until close, we remain two independent companies, so it is business as usual - please continue to operate just as you do today.

On Friday, October 23, we’ll host a fireside chat to share more about Salesforce, why we’re so excited about this combination, and what to expect between now and close. I hope you'll join us. In the meantime, we're genuinely excited about the road ahead, and we look forward to the day we can officially welcome you.

-patrick

Forward-Looking Statements

This communication contains forward-looking statements, including, but not limited to, statements related to the proposed acquisition of Braze, Inc. (the “Company”) by Salesforce, Inc. (“Parent”). Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “will”, “commitments,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon Parent’s and the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of Parent’s and the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

These risks and uncertainties include, among other things, statements regarding the expected benefits to Parent, the Company and their respective customers from completing the transaction, plans for future investment and capital allocation, the expected financial performance of Parent following the expected completion of the transaction, and the expected completion of the transaction. Statements regarding future events are based on the parties’ current expectations, estimates and projections and are necessarily subject to associated risks related to, among other things, (i) the completion of the proposed transaction on the anticipated terms and timing, or at all, including the parties’ ability to obtain regulatory approvals and the requisite vote by the Company shareholders and satisfy other conditions to the completion of the transaction, (ii) the effect of the announcement or pendency of the proposed transaction on the Company’s business, operating results, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) risks that the proposed transaction may disrupt the Company’s current plans and business operations or divert management’s attention from ongoing business operations, (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (v) the risk that the Merger Agreement may be terminated in circumstances requiring Parent or the Company to pay a termination fee, (vi) the risk and outcome of any legal or regulatory proceedings related to the transaction, (vii) the potential effects on the accounting of the proposed transaction, (viii) legislative, regulatory and economic developments, (ix) general economic conditions, (x) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (xi) the retention of key personnel, (xii) the ability of Parent to successfully integrate the Company’s market opportunities, technology, personnel and operations and to achieve expected benefits, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period, (xiii) the possibility that competing offers may be made, (xiv) negative effects of the announcement or the consummation of the proposed acquisition on the market price of Parent’s common stock and/or operating results, (xv) significant transaction costs and expenses, and (xvi) unknown liabilities.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Parent’s and the Company’s respective periodic reports and other filings with the SEC, including the risk factors identified in Parent’s and the Company’s most recent Annual Reports on Form 10-K, available at www.sec.gov. The forward-looking statements included in this communication are made only as of the date hereof. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. Neither Parent nor the Company undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of a proposed transaction involving Parent and the Company. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. The Company will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication does not constitute a solicitation of any vote or approval and is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by the Company (when they become available) may also be obtained free of charge from the Company’s investor relations website at investors.braze.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2026 annual meeting of stockholders, which was filed with the SEC on May 18, 2026  (the “2026 Annual Meeting Proxy Statement”, which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001676238/000114036126021908/ny20068382x2_def14a.htm), and in other documents filed by the Company with the SEC. Please refer to the sections captioned “Information Regarding Director Nominees and Current Directors,” “Information Regarding the Board of Directors and Corporate Governance,” “Executive Officers,” “Compensation Discussion and Analysis,” “Pay Versus Performance,” “Non-Employee Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the 2026 Annual Meeting Proxy Statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the proxy statement relating to the proposed transaction and such other materials may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.